EXHIBIT 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Victory Eagle Resources Corp. (the "Company") on Form 10-Q for the period ended October 31, 2012 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Angel Cruz, the President, Secretary, Treasurer and Director (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer) of the Company, certify, pursuant to 18 U.S.C. section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

(1) the Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Dated: December 21, 2012	By:	/s/ Angel Cruz
Angel Cruz
President and Treasurer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)